Exhibit 10.1

AMENDMENT NO. 1 (this “Amendment”), dated as of January 23, 2013, among CELANESE CORPORATION, a Delaware corporation (“Holdings”), CELANESE US HOLDINGS LLC, a Delaware limited liability company (the “Company”), CELANESE AMERICAS LLC (f/k/a Celanese Americas Corporation), a Delaware limited liability company (“CALLC”), the Lenders party hereto, and DEUTSCHE BANK AG, NEW YORK BRANCH (“DBNY”), as administrative agent and as collateral agent, to the Amended and Restated Credit Agreement, dated as of April 2, 2007, as amended and restated as of September 29, 2010 (as amended, supplemented, amended and restated or otherwise modified prior to the date hereof, the “Credit Agreement”), among Holdings, the Company, CALLC, DBNY and the other parties thereto from time to time. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.
WHEREAS, Holdings is considering a change in accounting policy to immediately recognize its pension gains and losses as permitted under Financial Accounting Standards Board Accounting Standards Codification Topic 715-30-35-20 or any similar pronouncement effective as of January 1, 2013, which changes are not anticipated to have any cash impact as compared to the current pension accounting policy;
WHEREAS, the Loan Parties and Required Lenders wish to make certain amendments to the Credit Agreement authorized by Section 9.08 of the Credit Agreement as set forth in Section 1 below;
NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:
Section 1.Amendments.
Effective as of the Amendment No. 1 Effective Date (as defined below), the Required Lenders hereby agree as follows:
(a)Section 1.01 shall be amended to add the following defined term after the definition of “Amendment Agreement” and before the definition of “Applicable CL Margin”:
“Amendment No. 1” shall mean Amendment No.1 to this Agreement dated as of January 23, 2013 among Holdings, the Company, CALLC, DBNY and the Required Lenders.
(b)Section 1.01 shall be amended to add the following defined term after the definition of “Margin Stock” and before the definition of “Material Adverse Effect”:
“Mark-to-Market Pension Accounting” shall mean that pension gains and losses are immediately recognized as permitted under Financial Accounting Standards Board Accounting Standards Codification Topic 715-30-35-20 or any similar pronouncement.
(c)The following shall be added as a new paragraph at the end of the definition of “Consolidated Net Income” in Section 1.01:
Any effects from the election by Holdings and its Subsidiaries of Mark-to-Market Pension Accounting as compared to Holdings' and its Subsidiaries' pension accounting policy immediately preceding the election of Mark-to-Market Pension Accounting and the effectiveness of Amendment No. 1 shall be excluded from the calculation of “Consolidated Net Income”, including, without limitation, for any historical periods that are covered by historical financial statements of Holdings and its Subsidiaries that are restated to give effect to such election, and, solely to the extent such restatement is caused by such election, such restatement shall be deemed not to result in a Default or Event of Default under this Agreement.

(d)The following shall be added as a new paragraph at the end of the definition of “EBITDA” in Section 1.01:
Any effects resulting from the election of Holdings and its Subsidiaries of Mark-to-Market Pension Accounting as compared to Holdings' and its Subsidiaries' pension accounting policy immediately preceding the election of Mark-to-Market Pension Accounting and the effectiveness of Amendment No. 1 shall be excluded from the calculation of “EBITDA”, including, without limitation, for any historical periods that are covered by historical financial statements of Holdings and its Subsidiaries that are restated to give effect to such election, and, solely to the extent such restatement is caused by such election, such restatement shall be deemed not to result in a Default or Event of Default under this Agreement.
(e)The definition of “Excluded Indebtedness” in Section 1.01 is amended to delete the phrase “(other than Section 6.01(o))”.
(f)The definition of “Finco” in Section 1.01 is amended and restated in its entirety as follows:
“Finco” means Celanese International Holdings Luxembourg S.à r.l.
(g)The last sentence of the definition of “Indebtedness” in Section 1.01 is amended to (1) replace “FIN 46” with “ASC 810-10” and (2) replace “EITF 01-8” with “ASC 840-10 or ASC 840-40”.
(h)The definition of “Loan Documents” in Section 1.01 is amended to insert “Amendment No. 1,” after “the Amendment Agreement,” and before “the Letters of Credit,…”.
(i)Clause (e) of Section 5.04 is amended to add, after the phrase “without such changes” and before the semi-colon at the end thereof, the phrase “, provided that, with respect to the election by Holdings and its Subsidiaries concerning Mark-to-Market Pension Accounting, this clause (e) shall require, from time to time (but no more frequently than quarterly) after such election, upon the request of the Administrative Agent, or any Lender requesting through the Administrative Agent, the delivery by Holdings to the Administrative Agent of a reconciliation of the pension accounting reflected in the calculation of Consolidated Net Income and EBITDA pursuant to the last paragraph of each such definition in Section 1.01 of this Agreement to the Mark-To-Market Pension Accounting reflected in any financial statements delivered under Section 5.04(a) of this Agreement”.
(j)Clauses (l)(i) and (m)(ii) of Section 6.01 are amended to add “Holdings,” after “by” and before “the Company…”.
(k)Clause (o) of Section 6.01 is amended to delete “; provided that the proceeds thereof are applied in accordance with Section 2.11(c)”.
(l)The sentence immediately following clause (x) of Section 6.01 is amended to add “(f), (k), (l), ” after “6.01(b),” and before “(m)”.
(m)Clause (a) of Section 6.04 is amended to replace the references to “the Borrowers” or “any Borrower” with “Holdings, the Borrowers” and “Holdings, any Borrower”, respectively.
(n)Clause (v) of Section 6.04 is amended to insert “and/or any other Domestic Loan Party” at the end of such clause in front of the “;”.
Section 2.Representations and Warranties. The Company and Holdings, jointly and severally, represent and warrant to the Administrative Agent and each of the Lenders that:
(a)The execution and delivery of this Amendment is within each of the Company's and Holdings' organizational powers and has been duly authorized by all necessary organizational action on the part of each of the Company and Holdings. This Amendment has been duly executed and delivered by each of the Company and Holdings and constitutes, a legal, valid and binding obligation of each of the Company and Holdings, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally, subject to general principles of equity and subject to implied covenants of good faith and fair dealing. This Amendment will not violate any Requirement of Law in any material respect, will not violate or result in a default or require any consent or approval under any indenture, agreement or other instrument binding upon any Loan Party or its property, or give rise to a right thereunder to require any payment to be made by any Loan Party, except in each case for violations, defaults or the creation of such rights that would not reasonably be expected to result in a Material Adverse Effect.
(b)After giving effect to this Amendment, the representations and warranties set forth in Article III of the Credit Agreement or in any other Loan Document are true and correct in all material respects (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date).
(c)After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.
Section 3.Effectiveness. This Amendment shall become effective on the date (the “Amendment No. 1 Effective Date”) on which (i) the Administrative Agent shall have received counterparts of this Amendment executed by the Company, Holdings, CALLC, DBNY, and the Required Lenders and (ii) each of the following conditions shall have been satisfied in accordance with the terms thereof:
(a)the representations and warranties set forth in Section 2 hereof shall be true and correct as of the Amendment No. 1 Effective Date; and
(b)the Company shall have paid all reasonable out of pocket costs and expenses of the Administrative Agent in connection with the preparation, negotiation and execution of this Amendment (including the reasonable fees and expenses of Cahill Gordon & Reindel llp as counsel to the Administrative Agent).
Section 4.Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or any other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.
Section 5.Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
Section 6.Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.
Section 7.Effect of Amendment. Except as expressly set forth herein, (i) this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Administrative Agent, the Collateral Agent, any other Agent, the Issuing Bank or the Swingline Lender, in each case under the Credit Agreement or any other Loan Document, and (ii) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of either such agreement or any other Loan Document. Except as expressly set forth herein, each and every term, condition, obligation, covenant and agreement contained in the Credit Agreement or any other Loan Document is hereby ratified and re-affirmed in all respects and shall continue in full force and effect. Each Loan Party reaffirms its obligations under the Loan Documents to which it is party and the validity of the Liens granted by it pursuant to the Security Documents. This Amendment shall constitute a Loan Document for purposes of the Credit Agreement and from and after the Amendment No. 1 Effective Date, all references to the Credit Agreement in any Loan Document and all references in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement, shall, unless expressly provided otherwise, refer to the Credit Agreement as amended by this Amendment. Each of the Loan Parties hereby consents to this Amendment and confirms that all obligations of such Loan Party under the Loan Documents to which such Loan Party is a party shall continue to apply to the Credit Agreement as amended by this Amendment.
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

CELANESE CORPORATION

By:	/s/ Christopher Jensen
Name: Christopher Jensen
Title: Senior VP - Finance

CELANESE US HOLDINGS LLC

By:	/s/ Chuck B. Kyrish
Name: Chuck B. Kyrish
Title: Vice President and Treasurer

CELANESE AMERICAS LLC (f/k/a Celanese Americas Corporation)

By:	/s/ Chuck B. Kyrish
Name: Chuck B. Kyrish
Title: Vice President and Treasurer

[Signature Page to Amendment]

DEUTSCHE BANK AG, NEW YORK BRANCH, as Administrative Agent, Joint Lead Arranger, Joint Book Runner and as a Lender

By:	/s/ Marcus M. Tarkington
Name: Marcus M. Tarkington
Title: Director

By:	/s/ Michael Getz
Name: Michael Getz
Title: Vice President

[Signature Page to Amendment]

Consenting as a Lender: [INSERT NAME OF LENDER]
By:

[SECOND SIGNATURE BLOCK IF NEEDED]
By:

[Form of Consenting Lender Signature Page to Amendment]